Exhibit 31.1

Certification of Principal Executive Officer pursuant to

Rules 13a-14(a) and 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Albert Manzone, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A for the period ended December 31, 2020 of Whole Earth Brands, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2021

/s/ Albert Manzone
Albert Manzone
Chief Executive Officer